Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE Vote by — Internet 24 Hours — a QUICK Day, 7 Days a Week EASY or by Mail FIFTH WALL CORP ACQUISITION . III to Your vote Internet your shares vote authorizes in the same the manner named as proxies if you Votes marked, submitted signed and electronically returned your over proxy the Internet card. must on [ • ], be 2023 received . by 11:59 p.m., Eastern Time, INTERNET www.cstproxyvote – .com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online of extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting https://www . To attend: .cstproxy .com/fwac3/sm2023 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED FIFTH WALL ACQUISITION CORP. III THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON [•], 2023 The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders (the “Extraordinary Meeting”) and accompanying Proxy Statement, dated [•], 2023, in connection with the Extraordinary Meeting to be held at the offices of Gibson, Dunn & Crutcher LLP located at 1050 Connecticut Ave. NW, Washington, D.C. 20037 and virtually at https://www.cstproxy.com/fwac3/sm2023 on [•], 2023 at [•] a.m. Eastern time, and hereby appoints Brendan Wallace and Andriy Mykhaylovskyy, and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of Fifth Wall Acquisition Corp. III (“FWAC”), registered in the name provided, which the undersigned is entitled to vote at the Extraordinary Meeting, and at any adjournments or postponements thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 8. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary Meeting of Shareholders to be held on [•], 2023:

This notice of meeting and the accompanying Proxy Statement are available at: https://www.cstproxy.com/fwac3/sm2023

PROXY CARD

FIFTH WALL ACQUISITION CORP. III — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 8.

Please mark your votes like this **X**

Proposal 1 – The Merger Proposal FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal to approve by ordinary resolution the transactions contemplated under the Agreement and Plan of Merger, dated as of December 13, 2022, as amended by the First Amendment to Agreement and Plan of Merger, dated as of March 23, 2023 (as it may be further amended from time to time, the "Merger Agreement"), by and among FWAC, Queen Merger Corp. I, a Maryland corporation and wholly-owned subsidiary of FWAC ("Merger Sub"), and Mobile Infrastructure Corporation, a Maryland corporation ("MIC"), and approve the transactions contemplated thereby, including the merger of Merger Sub with and into MIC (the "First Merger"), with MIC continuing as the surviving entity (the "First-Step Surviving Company"), and immediately following the effectiveness of the First Merger, the merger of the First-Step Surviving Company with and into the successor of FWAC after its conversion to a Maryland corporation ("New MIC"), with New MIC as the surviving entity (the "Second Merger", and together with the First Merger, the "Merger") in accordance with the terms and subject to the conditions of the Merger Agreement. The Merger Proposal is conditioned on the approval of each of the Domestication Proposal, the Charter Proposal and the Nasdaq Proposal (together with the Merger Proposal, the "Cross-Conditioned Proposals"). Therefore, if any of the Cross-Conditioned Proposals is not approved, the Merger Proposal will have no effect, even if approved by the holders of FWAC's ordinary shares.

Proposal 2 – The Domestication Proposal FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal to approve by special resolution the change of FWAC's jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and converting by means of a corporate conversion to a Maryland corporation in accordance with Title 3, Subtitle 9 of the Maryland General Corporation Law (the "MGCL") and Part XII of the Cayman Islands Companies Act (the "Domestication"). The Domestication Proposal is conditioned on the approval of each of the Cross-Conditioned Proposals. Therefore, if any of the Cross-Conditioned Proposals is not approved, the Domestication Proposal will have no effect, even if approved by the holders of FWAC's ordinary shares.

Proposal 3 – The Charter Proposal FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal to approve by special resolution the articles of amendment and restatement of New MIC in connection with the Domestication, in the form attached to the joint proxy statement/prospectus as Annex B (the "Proposed Charter") to, among other things, change FWAC's name to "Mobile Infrastructure Corporation" to be effective upon the consummation of the Second Merger. The Charter Proposal is conditioned on the approval of each of the Cross-Conditioned Proposals. Therefore, if any of the Cross-Conditioned Proposals is not approved, the Charter Proposal will have no effect, even if approved by the holders of FWAC's ordinary shares.

Proposal 4(A) - 4(I) – The Governance Proposals

Proposals to approve and adopt, each to be voted on separately on a non-binding advisory basis and by ordinary resolution, certain governance provisions set forth in the Proposed Charter and in the proposed bylaws of New MIC, in the form attached to the joint proxy statement/prospectus as Annex C (the "Proposed Bylaws"), which are being presented separately in order to give FWAC shareholders the opportunity to present their separate views on important corporate governance provisions. The approval of each Governance Proposal is not conditioned on any other proposal.

Proposal 4(A) – Authorized Shares – Proposal to increase the authorized share capital of FWAC from (i) 200,000,000 Class A Ordinary Shares, par value $0.0001 per share, 20,000,000 Class B Ordinary Shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share, to (ii) 500,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share, of which 50,000 shares will be classified as Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share, 97,000 shares will be classified as Series 1 Convertible Redeemable Preferred Stock, par value $0.0001 per share, and 60,000 shares will be classified as Series 2 Convertible Preferred Stock, par value $0.0001 per share. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4(B) – Changes to the Aggregate Number of Shares – Proposal to authorize the New MIC board of directors ("New MIC Board"), with the approval of a majority of the entire New MIC Board and without any action by the stockholders of the corporation, to amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that New MIC has authority to issue. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4(C) – Reclassification of Shares – Proposal to authorize the New MIC Board to classify and reclassify any or all shares of common stock and preferred stock of New MIC into one or more classes or series of stock, with such terms and conditions as may be expressly determined by the New MIC Board and as may be permitted by the MGCL. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4(D) – Exclusive Forum – Proposal to adopt the Circuit Court of Baltimore City, Maryland as the exclusive forum for certain stockholder litigation, unless New MIC consents in writing to the selection of an alternative forum. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4(E) – Removal of Directors – Proposal to require that, subject to the rights of holders of preferred stock of New MIC, any director or the entire New MIC Board may be removed from office at any time, but only for cause. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4(F) – Ownership and Transfer Restrictions – Proposal to approve the ownership and transfer restrictions in the Proposed Charter, which, among other purposes, are designed to assist New MIC in complying with certain U.S. federal income tax requirements applicable to real estate investment trusts, which will be helpful in the event that in the future the New MIC Board determines that it is in the best interests of New MIC to attempt to qualify as a real estate investment trust. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4(G) – Exclusive Power to Amend the Bylaws – Proposal to approve the amendment provisions in the Proposed Bylaws, which provide that the New MIC Board will have the exclusive power to adopt, alter or repeal any provision of the Proposed Bylaws and to make new bylaws. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4(H) – Board Structure and Filling of Board Vacancies – Proposal to provide for a declassified board structure and that any vacancy on the New MIC Board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurs. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4(I) – Blank Check Company – Proposal to remove provisions in FWAC's Amended and Restated Memorandum and Articles of Association (as amended, the "Memorandum and Articles of Association") related to FWAC's status as a blank check company that will no longer apply upon the consummation of the Merger. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 5 – The Directors Proposal

Proposal to elect by ordinary resolution, effective as of the consummation of the Merger, Manuel Chavez, III, Stephanie Hogue, Jeffrey B. Osher, Lorrence T. Kellar, Danica Holley, Damon Jones, David Garfinkle and Brad Greiwe, each to serve on the New MIC Board until the next annual meeting of stockholders of New MIC and until their respective successors are duly elected and qualify. Pursuant to the Memorandum and Articles of Association, only the holders of Class B ordinary shares, par value $0.0001 per share, of FWAC ("FWAC Class B Shares") are entitled to vote on the Directors Proposal. The Directors Proposal is conditioned on the approval of each of the Cross-Conditioned Proposals. Therefore, if any of Cross-Conditioned is not approved, the Directors Proposal will have no effect, even if approved by holders of FWAC Class B Shares.

Director Nominees:	FOR	AGAINST	ABSTAIN
Manuel Chavez, III	☐	☐	☐
Stephanie Hogue	☐	☐	☐
Jeffrey B. Osher	☐	☐	☐
Lorrence T. Kellar	☐	☐	☐
Danica Holley	☐	☐	☐
Damon Jones	☐	☐	☐
David Garfinkle	☐	☐	☐
Brad Greiwe	☐	☐	☐

Proposal 6 – The Share Plan Proposal FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal to approve the Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan and the material terms thereunder, a copy of which is attached to the joint proxy statement/prospectus as Annex N, to be effective upon the consummation of the Merger. The Share Plan Proposal is conditioned on the approval each of the Cross-Conditioned Proposals. Therefore, if any of the Cross-Conditioned Proposals is not approved, the Share Plan Proposal will have no effect, even if approved by holders of FWAC's ordinary shares.

Proposal 7 – The Nasdaq Proposal FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal to approve, for purposes of complying with Nasdaq Listing Rules 5635(a), (b), and (d), the issuance of more than 20% of the issued and outstanding ordinary shares of FWAC. The Nasdaq Proposal is conditioned on the approval of each of the Cross-Conditioned Proposals. Therefore, if any of the Cross-Conditioned Proposals is not approved, the Nasdaq Proposal will have no effect, even if approved by holders of FWAC's ordinary shares.

Proposal 8 – The FWAC Adjournment Proposal FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal to adjourn the Extraordinary Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event FWAC does not receive the requisite shareholder vote to approve the Merger Proposal, the Domestication Proposal, the Charter Proposal, the Directors Proposal, the Share Plan Proposal and the Nasdaq Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal.

Note: If any other matters properly come before the Extraordinary Meeting, unless such authority is withheld on this proxy card, the proxies will vote on such matters in their discretion.

CONTROL NUMBER

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Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2023**

Signature should agree with named printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign above. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should also submit powers of attorney.